Exhibit 10(b)

                  STOCK OPTION AGREEMENT FOR THE GRANT OF
                   NON-QUALIFIED STOCK OPTIONS UNDER THE
                        PICCADILLY CAFETERIAS, INC.
                     1993 INCENTIVE COMPENSATION PLAN


     THIS AGREEMENT is entered into as of ______________,  by  and  between
Piccadilly Cafeterias, Inc., a  Louisiana    corporation    ("PIC"),    and
_________________________("Optionee").

     WHEREAS Optionee is a key employee of PIC and PIC considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in PIC and an added incentive to advance the interests of PIC by possessing a option to purchase shares of the common stock of PIC, no par value per share (the "Common Stock") in accordance with the Piccadilly Cafeterias, Inc. 1993 Incentive Compensation Plan (the "Plan"), which was adopted by the Board of Directors on August 2, 1993 and approved by the shareholders of PIC on November 1, 1993.

     NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

                            I.  GRANT OF OPTION

     PIC hereby grants to Optionee effective ______________ (the "Date of Grant") the right, privilege and option to purchase ___________ shares of Common Stock (the "Option") at an exercise price of $__________ per share (the "Exercise Price"). The Option shall be exercisable at the time specified in Section II. below. The Option is a non-qualified stock option and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                           II.  TIME OF EXERCISE

     2.1  Subject to the provisions of the Plan and the other provisions of
this  Section   II.,  the  Option  shall  become  exercisable  as  follows:
Immediately

     2.2  The   Option   shall  expire  and  may  not  be  exercised  later
than ______________.

     2.3 During Optionee's lifetime, the Option may be exercised only by him or his curator if he has been interdicted. If Optionee's employment is terminated, other than as a result of death, disability or retirement in good standing for reason of age, the Option shall terminate immediately, except that the Committee may upon request permit the Option to be exercised for a certain period after termination of employment, but in no event later than the expiration date of the Option.

     2.4 If an Optionee ceases to be an employee because of disability within the meaning of Section 22(e)(3) of the Code or because of retirement in good standing for reason of age, the Option must be exercised no later than the date of expiration of the Option.

     2.5 In the event of Optionee's death, the Option may be exercised by his estate, or by the person to whom such right evolves from him by reason of his death, to the extent otherwise exercisable, within one year from the date of death, but in no event later than the date of expiration of the Option.
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                    III.  METHOD OF EXERCISE OF OPTION

     3.1 Optionee may exercise all or a portion of the Option by delivering to PIC a signed written notice of his intention to exercise the Option, specifying therein the number of shares to be purchased. Upon receiving such notice, and after PIC has received full payment of the Exercise Price, the appropriate officer of PIC shall cause the transfer of title of the shares purchased to Optionee on PIC's stock records and cause to be issued to Optionee a stock certificate for the number of shares being acquired. Optionee shall not have any rights as a shareholder until the stock certificate is issued to him.

     3.2 The Option may be exercised by the payment of the Exercise Price in cash, in shares of Common Stock held for six months or in a combination of cash and shares of Common Stock held for six months. The Optionee may also pay the Exercise Price by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by PIC (with a copy to PIC) to promptly deliver to PIC the amount of sale or loan proceeds to pay the Exercise Price.

                  IV.  NO CONTRACT OF EMPLOYMENT INTENDED

     Subject to the terms of any Employment Agreement that may be in effect from time to time, nothing in this Agreement shall confer upon Optionee any right to continue in the employment of PIC or any of its subsidiaries, or to interfere in any way with the right of PIC or any of its subsidiaries to terminate Optionee's employment relationship with PIC or any of its subsidiaries at any time.

                            V.  BINDING EFFECT

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

                         VI.  NON-TRANSFERABILITY

     The Option granted hereby may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution and shall not be subject to execution, attachment or similar process.

                       VII.  INCONSISTENT PROVISIONS

     The Option granted hereby is subject to the provisions of the Plan as in effect on the date hereof and as it may be amended. In the event any provision of this Agreement conflicts with such a provision of the Plan, the Plan provision shall control.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                        PICCADILLY CAFETERIAS, INC.


                                   By:  ___________________________________
                                        Ronald A. LaBorde, President and
                                        Chief Executive Officer



                                        ___________________________________
                                        Optionee